SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:

[  ]            Preliminary Proxy Statement
[  ]            Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]            Definitive Proxy Statement
[X]            Definitive Additional Materials
[  ]            Soliciting Material under Rule 14a-12

HOMESTREET, INC.
(Name of Registrant as Specified in its Charter)

Blue Lion Opportunity Master Fund, L.P.
Roaring Blue Lion, LLC
Roaring Blue Lion Capital Management, L.P.
BLOF II, LP
Blue Lion Capital Master Fund, L.P.
Charles W. Griege, Jr.
Ronald K. Tanemura
Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]            No fee required.

[  ]            Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]            Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Blue Lion / HomeStreet, Inc.

A copy of a letter to shareholders is being filed herewith under Rule 14a-6 of the Securities Exchange Act of 1934, as amended.

Important Information

Blue Lion Opportunity Master Fund, L.P. and the other participants identified below (“BLC”) have filed a definitive proxy statement and proxy card with the Securities and Exchange Commission (“SEC”), as BLC is soliciting shareholders of HomeStreet, Inc. (the “Company” or “HomeStreet”) to vote “AGAINST” the election of Scott M. Boggs and Douglas I. Smith as directors of HomeStreet, and to vote “AGAINST” the approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers, at the Company’s 2018 Annual Meeting of Shareholders (the “Annual Meeting”).  Shareholders are urged to read the definitive proxy statement and BLUE proxy card because they contain important information about BLC, the proposals being voted on at the Annual Meeting, the Company and related matters.  Shareholders may obtain a free copy of the definitive proxy statement and BLUE proxy card and other documents filed with the SEC by BLC at the SEC’s web site at www.sec.gov.  The definitive proxy statement and other related SEC documents filed with the SEC by BLC may also be obtained free of charge from BLC, upon request.

Participants in Solicitation

The following persons may be deemed to be participants in the solicitation from the Company’s shareholders of proxies to vote “AGAINST” the election of Scott M. Boggs and Douglas I. Smith as directors of HomeStreet, and to vote “AGAINST” the approval on an advisory (non-binding) basis of the compensation of the Company’s named executive officers (the “Participants”): Blue Lion Opportunity Master Fund, L.P., Roaring Blue Lion, LLC, Roaring Blue Lion Capital Management, L.P., BLOF II, LP, Blue Lion Capital Master Fund, L.P., Charles W. Griege, Jr., and Ronald K. Tanemura.  The Participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock.  Information regarding the Participants and their interests may be found in the definitive proxy statement the Participants filed with the SEC on April 24, 2018, which is incorporated herein by reference.